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                                                                  Exhibit 10.2


                             AMENDMENT TO EXECUTIVE

                          SALARY CONTINUATION AGREEMENT

       This agreement is dated the 17th day of January, 1989 by and between the Borel Bank & Trust Company (the "Corporation") and Harold A. Fick (the "Executive").

       On December 28, 1988 the Corporation and the Executive signed an Executive Salary Continuation Agreement. Section 1.3 of that agreement relating to DISABILITY is hereby amended to be replaced with the following:

       "1.3 DISABILITY - The term "disability" shall mean permanently disabled, due to illness or injury, so that the Executive is unable to perform to a material degree his or her, current or later designated, duties as Executive Officer of the Corporation. Such disability shall be determined by an independent physician in the event of physical disability or by an independent psychiatrist in the event of mental disability selected with the approval of the Corporation and the Executive; if they cannot agree on the selection, each shall submit a list of three (3) physicians or psychiatrist as applicable, each shall strike two (2) from the other's list, and the final choice shall be selected by lot (coin flip)."

       Now, therefore, the Executive Salary Continuation Agreement is hereby amended as above.

                                         BOREL BANK & TRUST COMPANY



                                         By: /S/ RONALD G. FICK
                                            ---------------------------------


                                         EXECUTIVE


                                         /S/ HAROLD A. FICK
                                         ------------------------------------



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